Exhibit 99.1

Genesee & Wyoming Reports Results for the Fourth Quarter of 2014

DARIEN, Conn.--(BUSINESS WIRE)--February 10, 2015--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Fourth Quarter Highlights

  Total operating revenues increased 6.1% to $415.6 million.
  Adjusted income from operations (operating income) increased 18.4% to $113.4 million; Reported income from operations increased 19.7% to $113.5 million. (1)
  Adjusted operating ratio improved 2.9 percentage points to 72.7%; Reported operating ratio of 72.7% (73.8% North American & European Operations; 67.3% Australian Operations). (1)
  Adjusted income before income taxes (pre-tax income) increased 23.5% to $102.3 million; Reported income before income taxes increased 25.0% to $102.3 million. (1)
  Adjusted diluted earnings per common share (EPS) of $1.12, a 19.1% increase in adjusted diluted EPS; Reported diluted EPS of $1.53. (1)

Comments on Fourth Quarter

Jack Hellmann, President and CEO of G&W, commented, “Our financial results for the fourth quarter of 2014 were solid, as our North American operations performed well thanks to a good U.S. economy, which more than offset weakness in our Australian operations. In the fourth quarter, G&W’s revenues increased 6%, our operating ratio improved 3.1 percentage points to 72.7%, and our adjusted diluted EPS increased 19.1%.” (1)

“In North America, our operating income increased 28% in the fourth quarter despite weaker than expected petroleum products shipments, and our North American operating ratio improved 3.4 percentage points to 74%. In Australia, our operating income declined 4% due to weaker shipments from both iron ore and intermodal customers, although effective cost controls resulted in an Australian operating ratio of 67%.”

Comments on Full Year 2014 and 2015

Jack Hellmann continued, “After a slow start to 2014 due to severe winter weather, G&W’s pre-tax income increased approximately 17% for the final nine months of 2014 led by the relative strength of the U.S. economy and the successful integration of the Rapid City, Pierre & Eastern Railroad (RCP&E). In addition, our cash flow was at record levels in 2014 as we generated free cash flow before business investments of $296 million.” (1)

“In 2015, we expect continued growth from our North American operations, which represents approximately 80% of our revenue, partially offset by a contraction in our Australian operations, which represents approximately 20% of our revenue, due to the closure of several iron ore mines. Overall we expect mid-teens growth in G&W’s pre-tax income in 2015, and we also continue to evaluate acquisition and investment opportunities worldwide.”

Fourth Quarter Financial Results

G&W reported net income in the fourth quarter of 2014 of $87.6 million, compared with net income of $58.1 million in the fourth quarter of 2013. Excluding the net impact of certain items affecting comparability between periods as discussed below, G&W’s adjusted net income in the fourth quarter of 2014 was $64.0 million, compared with adjusted net income of $53.0 million in the fourth quarter of 2013. (1)

G&W’s reported diluted EPS in the fourth quarter of 2014 were $1.53 with 57.1 million weighted average shares outstanding, compared with diluted EPS in the fourth quarter of 2013 of $1.03 with 56.8 million weighted average shares outstanding. Excluding the net impact of certain items affecting comparability discussed below, G&W’s adjusted diluted EPS in the fourth quarter of 2014 were $1.12 with 57.1 million weighted average shares outstanding, compared with adjusted diluted EPS in the fourth quarter of 2013 of $0.94 with 56.8 million weighted average shares outstanding. (1)

In the fourth quarter of 2014 and 2013, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

			Diluted
	Income/(Loss)	After-Tax Net	Earnings/(Loss)
	Before Taxes	Income/(Loss)	Per Common
	Impact	Impact	Share Impact
Three Months Ended December 31, 2014
Business development and related costs	$(1.6)	$(1.0)	$(0.02)
Net gain on sale of assets	$1.7	$1.0	$0.02
2014 Short Line Tax Credit	$—	$27.0	$0.47
Application of full year effective tax rate to Q1 - Q3 2014 results	$—	$(3.5)	$(0.06)

Three Months Ended December 31, 2013
Business development and related costs	$(1.2)	$(0.7)	$(0.01)
RailAmerica integration/acquisition costs	$(1.0)	$(0.6)	$(0.01)
Net gain on sale of assets	$1.3	$0.8	$0.01
Valuation allowance on FTC	$—	$(2.0)	$(0.03)
2013 Short Line Tax Credit	$—	$7.6	$0.13

Explanation of Items Affecting Comparability

In December 2014, the U.S. Short Line Tax Credit (which had previously expired on December 31, 2013) was extended for fiscal year 2014. In the fourth quarter of 2014, G&W recorded a tax benefit of $27.0 million associated with the extension of the Short Line Tax Credit, which included $19.6 million for the first three quarters of 2014 and $7.4 million for the fourth quarter of 2014. In addition, net income and diluted EPS for the fourth quarter of 2014 were reduced by approximately $3.5 million and $0.06 per share, respectively, due to the application of the full year 2014 effective tax rate to the results of the first three quarters of 2014.

In the fourth quarter of 2014, G&W’s results also included business development and related costs of $1.6 million and net gain on sale of assets of $1.7 million. In the fourth quarter of 2013, G&W results included $1.2 million of business development and related costs, $1.0 million of RailAmerica integration and acquisition-related costs, net gain on asset sales of $1.3 million, a valuation allowance on foreign tax credits (FTC) generated in prior years of $2.0 million and a $7.6 million benefit associated with the Short Line Tax Credit.

Results

In the fourth quarter of 2014, G&W’s total operating revenues increased $24.0 million, or 6.1%, to $415.6 million, compared with $391.7 million in the fourth quarter of 2013. The increase included $20.7 million in revenues from the newly established RCP&E. These revenues were partially offset by a $9.2 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W’s same railroad operating revenues, which exclude revenues from RCP&E, increased $12.5 million, or 3.3%.

G&W’s same railroad freight revenues in the fourth quarter of 2014 were $298.1 million, compared with $297.5 million in the fourth quarter of 2013. Excluding a $6.8 million decrease from the impact of foreign currency depreciation, G&W’s same railroad freight revenues increased by $7.4 million, or 2.6%.

G&W’s same railroad non-freight revenues in the fourth quarter of 2014 were $96.8 million, compared with $94.2 million in the fourth quarter of 2013. Excluding a $2.4 million decrease from the impact of foreign currency depreciation, G&W’s same railroad non-freight revenues increased by $5.0 million, or 5.5%.

G&W’s traffic in the fourth quarter of 2014 increased 38,235 carloads, or 8.1%, to 510,141 carloads. Excluding 16,542 carloads from RCP&E, same railroad traffic in the fourth quarter of 2014 increased 21,693 carloads, or 4.6%. The same railroad traffic increase was principally due to increases of 11,303 carloads of minerals and stone traffic (across most of G&W’s regions), 10,073 carloads of coal and coke traffic (primarily in the Midwest and Ohio Valley regions) and 4,321 carloads from G&W’s other commodity group (primarily in overhead Class I shipments), partially offset by a 6,023 carload decrease in agricultural products traffic (primarily due to decreased shipments in the Australia, Ohio Valley and Midwest regions, partially offset by increased shipments in the Central Region). All remaining traffic increased by a net 2,019 carloads.

G&W’s income from operations in the fourth quarter of 2014 was $113.5 million, compared with $94.8 million in the fourth quarter of 2013. G&W’s operating ratio in the fourth quarter of 2014 was 72.7%, compared with an operating ratio of 75.8% in the fourth quarter of 2013. Income from operations in the fourth quarter of 2014 included a net gain on sale of assets of $1.7 million, partially offset by business development and related costs of $1.6 million. Income from operations in the fourth quarter of 2013 included business development and related costs of $1.2 million as well as $1.0 million of RailAmerica integration and acquisition-related costs, partially offset by net gain on sale of assets of $1.3 million. Excluding these items, G&W’s adjusted income from operations increased $17.7 million, or 18.4%, to $113.4 million. G&W’s adjusted operating ratio improved 2.9 percentage points to 72.7% in the fourth quarter of 2014, compared with 75.6% in the fourth quarter of 2013. (1)

Consolidated Annual Results

G&W reported net income for the year ended December 31, 2014 of $261.0 million ($368.1 million pre-tax), compared with net income of $272.1 million ($318.4 million pre-tax) for the year ended December 31, 2013. Excluding the impact of certain items affecting comparability listed below, G&W’s adjusted net income for the year ended December 31, 2014 was $233.5 million ($372.8 million adjusted pre-tax), compared with adjusted net income of $214.7 million ($332.9 million adjusted pre-tax) for the year ended December 31, 2013. (1)

G&W’s diluted EPS for the year ended December 31, 2014 were $4.58 with 57.0 million weighted average shares outstanding, compared with diluted EPS of $4.79 with 56.7 million weighted average shares outstanding for the year ended December 31, 2013. Excluding certain items affecting comparability listed below, G&W’s adjusted diluted EPS for the year ended December 31, 2014 were $4.10 with 57.0 million weighted average shares outstanding, compared with adjusted diluted EPS of $3.78 with 56.7 million weighted average shares outstanding for the year ended December 31, 2013. (1)

G&W’s 2014 and 2013 annual results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

			Diluted
	Income/(Loss)	After-Tax Net	Earnings/(Loss)
	Before Taxes	Income/(Loss)	Per Common
	Impact	Impact	Share Impact
Twelve Months Ended December 31, 2014
Business development and related costs	$(5.2)	$(3.2)	$(0.06)
Credit facility refinancing-related costs	$(4.7)	$(2.9)	$(0.05)
Net gain on sale of assets	$5.1	$3.5	$0.06
2014 Short Line Tax Credit	$—	$27.0	$0.47
RailAmerica-related tax benefit	$—	$3.9	$0.07
Adjustments for tax returns from previous fiscal year	$—	$(0.7)	$(0.01)

Twelve Months Ended December 31, 2013
Business development and related costs	$(2.2)	$(1.4)	$(0.03)
RailAmerica integration/acquisition costs	$(17.0)	$(10.7)	$(0.19)
Net gain on sale of assets	$4.7	$3.2	$0.06
Retroactive Short Line Tax Credit for 2012	$—	$41.0	$0.72
2013 Short Line Tax Credit	$—	$25.9	$0.46
Valuation allowance on FTC	$—	$(2.0)	$(0.03)
Adjustment for tax returns from previous fiscal year	$—	$1.4	$0.02

Free Cash Flow (1)

G&W’s free cash flow for the twelve months ended December 31, 2014 and 2013 was as follows (in millions):

	Twelve Months Ended
	2014	2013
Net cash provided by operating activities	$491.5	$413.5
Net cash used in investing activities, excluding new business investments	(417.0)	(174.5)
Net cash used for acquisitions (a)	221.5	12.9
Free cash flow before new business investments	295.9	251.8
New business investments	(92.9)	(34.2)
Free cash flow (1)	$203.1	$217.6

(a)	The 2014 period primarily consisted of cash paid for the RCP&E acquisition. The 2013 period consisted of cash paid for expenses related to the integration of RailAmerica.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the fourth quarter of 2014 will be held on Tuesday, February 10, 2015, at 11 a.m. ET. The dial-in number for the teleconference in the U.S. is (800) 230-1096; outside the U.S. is (612) 332-0802, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting “Q4 2014 Genesee & Wyoming Earnings Conference Call Webcast.” Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. ET on February 10, 2015 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 345263.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 116 railroads organized in 11 regions, with more than 15,000 miles of owned and leased track, 5,200 employees and over 2,000 customers. We provide rail service at 37 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2013 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted income from operations, adjusted operating ratio, adjusted income before income taxes, adjusted net income, adjusted diluted earnings per common share and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
OPERATING REVENUES	$415,627	$391,668	$1,639,012	$1,568,643
OPERATING EXPENSES	302,156	296,838	1,217,441	1,188,455
INCOME FROM OPERATIONS	113,471	94,830	421,571	380,188
INTEREST INCOME	88	986	1,445	3,971
INTEREST EXPENSE	(12,053)	(14,542)	(56,162)	(67,894)
OTHER INCOME, NET	820	592	1,259	2,122
INCOME BEFORE INCOME TAXES	102,326	81,866	368,113	318,387
PROVISION FOR INCOME TAXES	(14,695)	(23,778)	(107,107)	(46,296)
NET INCOME	87,631	58,088	261,006	272,091
LESS: NET INCOME/(LOSS) ATTRIBUTABLE TO
NONCONTROLLING INTEREST	258	(189)	251	795
LESS: SERIES A-1 PREFERRED STOCK DIVIDEND	—	—	—	2,139
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$87,373	$58,277	$260,755	$269,157
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$1.57	$1.07	$4.71	$5.00
WEIGHTED AVERAGE SHARES - BASIC	55,715	54,727	55,305	53,788
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$1.53	$1.03	$4.58	$4.79
WEIGHTED AVERAGE SHARES - DILUTED	57,062	56,808	56,972	56,679

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND DECEMBER 31, 2013
(in thousands)
(unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,727	$62,876
Accounts receivable, net	357,278	336,271
Materials and supplies	30,251	31,295
Prepaid expenses and other	24,176	41,766
Deferred income tax assets, net	76,994	76,122
Total current assets	548,426	548,330
PROPERTY AND EQUIPMENT, net	3,788,482	3,440,744
GOODWILL	628,815	630,462
INTANGIBLE ASSETS, net	587,663	613,933
DEFERRED INCOME TAX ASSETS, net	2,500	2,405
OTHER ASSETS, net	39,867	83,947
Total assets	$5,595,753	$5,319,821
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$67,398	$84,366
Accounts payable	290,746	242,010
Accrued expenses	106,094	130,132
Total current liabilities	464,238	456,508
LONG-TERM DEBT, less current portion	1,548,051	1,540,346
DEFERRED INCOME TAX LIABILITIES, net	908,852	863,051
DEFERRED ITEMS - grants from outside parties	279,286	267,098
OTHER LONG-TERM LIABILITIES	37,346	43,748
TOTAL EQUITY	2,357,980	2,149,070
Total liabilities and equity	$5,595,753	$5,319,821

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(in thousands)
(unaudited)
	Twelve Months Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$261,006	$272,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	157,081	141,644
Stock-based compensation	12,858	16,951
Excess tax benefits from share-based compensation	(6,221)	(6,861)
Deferred income taxes	70,131	10,229
Net gain on sale of assets	(5,100)	(4,677)
Insurance proceeds received	5,527	11,053
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(39,107)	(47,780)
Materials and supplies	2,600	(1,839)
Prepaid expenses and other	17,451	3,304
Accounts payable and accrued expenses	14,703	16,383
Other assets and liabilities, net	535	3,006
Net cash provided by operating activities	491,464	413,504
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(331,499)	(249,318)
Grant proceeds from outside parties	27,980	33,913
Cash paid for acquisitions, net of cash acquired	(221,451)	—
Insurance proceeds for the replacement of assets	8,029	—
Proceeds from disposition of property and equipment	7,096	6,687
Net cash used in investing activities	(509,845)	(208,718)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(538,035)	(471,957)
Proceeds from issuance of long-term debt	543,300	262,651
Debt amendment costs	(3,880)	(2,773)
Dividends paid on Series A-1 Preferred Stock	—	(2,139)
Proceeds from employee stock purchases	11,819	12,510
Excess tax benefits from share-based compensation	6,221	6,861
Treasury stock acquisitions	(4,186)	(11,095)
Net cash provided by/(used in) financing activities	15,239	(205,942)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(7)	(740)
DECREASE IN CASH AND CASH EQUIVALENTS	(3,149)	(1,896)
CASH AND CASH EQUIVALENTS, beginning of period	62,876	64,772
CASH AND CASH EQUIVALENTS, end of period	$59,727	$62,876

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2014		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$316,415	76.1%	$297,500	76.0%
Non-freight	99,212	23.9%	94,168	24.0%
Total revenues	$415,627	100.0%	$391,668	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$116,826	28.1%	$111,622	28.5%
Equipment rents	20,864	5.0%	19,609	5.0%
Purchased services	22,530	5.4%	29,428	7.5%
Depreciation and amortization	40,951	9.9%	35,926	9.2%
Diesel fuel used in operations	33,644	8.1%	37,633	9.6%
Casualties and insurance	10,481	2.5%	11,596	3.0%
Materials	21,629	5.2%	15,728	4.0%
Trackage rights	13,322	3.2%	13,854	3.5%
Net gain on sale of assets	(1,656)	(0.4)%	(1,258)	(0.3)%
Other expenses	23,565	5.7%	22,700	5.8%
Total operating expenses	$302,156	72.7%	$296,838	75.8%

Functional Classification
Transportation	$110,426	26.5%	$116,126	29.6%
Maintenance of ways and structures	43,555	10.5%	41,114	10.5%
Maintenance of equipment	41,728	10.0%	40,762	10.4%
General and administrative	59,258	14.3%	56,496	14.4%
Construction costs	7,894	1.9%	7,672	2.0%
Net gain on sale of assets	(1,656)	(0.4)%	(1,258)	(0.3)%
Depreciation and amortization	40,951	9.9%	35,926	9.2%
Total operating expenses	$302,156	72.7%	$296,838	75.8%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$259,345	75.5%	$57,070	78.9%	$316,415	76.1%
Non-freight	83,989	24.5%	15,223	21.1%	99,212	23.9%
Total revenues	343,334	100.0%	72,293	100.0%	415,627	100.0%
Operating expenses:
Labor and benefits	100,310	29.1%	16,516	22.8%	116,826	28.1%
Equipment rents	18,433	5.4%	2,431	3.4%	20,864	5.0%
Purchased services	16,264	4.7%	6,266	8.7%	22,530	5.4%
Depreciation and amortization	34,162	10.0%	6,789	9.4%	40,951	9.9%
Diesel fuel used in operations	28,497	8.3%	5,147	7.1%	33,644	8.1%
Casualties and insurance	8,797	2.6%	1,684	2.3%	10,481	2.5%
Materials	18,974	5.5%	2,655	3.7%	21,629	5.2%
Trackage rights	8,138	2.4%	5,184	7.2%	13,322	3.2%
Net gain on sale of assets	(1,461)	(0.4)%	(195)	(0.3)%	(1,656)	(0.4)%
Other expenses	21,385	6.2%	2,180	3.0%	23,565	5.7%
Total operating expenses	253,499	73.8%	48,657	67.3%	302,156	72.7%
Income from operations	$89,835		$23,636		$113,471
Carloads	455,785		54,356		510,141
Net expenditures for additions to property & equipment	$68,020		$9,523		$77,543

Three Months Ended December 31, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$230,844	74.8%	$66,656	80.1%	$297,500	76.0%
Non-freight	77,613	25.2%	16,555	19.9%	94,168	24.0%
Total revenues	308,457	100.0%	83,211	100.0%	391,668	100.0%
Operating expenses:
Labor and benefits	95,840	31.1%	15,782	18.9%	111,622	28.5%
Equipment rents	17,122	5.5%	2,487	3.0%	19,609	5.0%
Purchased services	16,131	5.2%	13,297	16.0%	29,428	7.5%
Depreciation and amortization	29,039	9.4%	6,887	8.3%	35,926	9.2%
Diesel fuel used in operations	29,923	9.7%	7,710	9.3%	37,633	9.6%
Casualties and insurance	7,939	2.6%	3,657	4.4%	11,596	3.0%
Materials	14,897	4.8%	831	1.0%	15,728	4.0%
Trackage rights	8,216	2.7%	5,638	6.8%	13,854	3.5%
Net gain on sale of assets	(1,462)	(0.5)%	204	0.2%	(1,258)	(0.3)%
Other expenses	20,630	6.7%	2,070	2.5%	22,700	5.8%
Total operating expenses	238,275	77.2%	58,563	70.4%	296,838	75.8%
Income from operations	$70,182		$24,648		$94,830
Carloads	415,067		56,839		471,906
Net expenditures for additions to property & equipment	$58,342		$10,506		$68,848

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended December 31, 2014	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$34,511	56,612	$610	$5,657	9,312	$607	$40,168	65,924	$609
Chemicals & Plastics	34,461	43,153	799	—	—	—	34,461	43,153	799
Metals	31,744	45,122	704	—	—	—	31,744	45,122	704
Metallic Ores*	4,414	5,619	786	26,581	14,347	1,853	30,995	19,966	1,552
Coal & Coke	31,469	93,047	338	—	—	—	31,469	93,047	338
Minerals & Stone	31,273	51,231	610	2,141	14,047	152	33,414	65,278	512
Pulp & Paper	29,854	44,447	672	—	—	—	29,854	44,447	672
Intermodal**	57	542	105	22,323	16,575	1,347	22,380	17,117	1,307
Lumber & Forest Products	20,334	33,549	606	—	—	—	20,334	33,549	606
Petroleum Products	15,694	26,249	598	368	75	4,907	16,062	26,324	610
Food or Kindred Products	9,383	15,937	589	—	—	—	9,383	15,937	589
Autos & Auto Parts	5,883	9,432	624	—	—	—	5,883	9,432	624
Waste	4,793	10,076	476	—	—	—	4,793	10,076	476
Other	5,475	20,769	264	—	—	—	5,475	20,769	264
Totals	$259,345	455,785	$569	$57,070	54,356	$1,050	$316,415	510,141	$620

Three Months Ended December 31, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$24,075	48,361	$498	$8,652	13,466	$643	$32,727	61,827	$529
Chemicals & Plastics	30,668	39,088	785	—	—	—	30,668	39,088	785
Metals	31,517	42,636	739	—	—	—	31,517	42,636	739
Metallic Ores*	4,669	5,333	875	29,817	15,430	1,932	34,486	20,763	1,661
Coal & Coke	28,880	82,960	348	—	—	—	28,880	82,960	348
Minerals & Stone	21,122	39,463	535	1,819	10,624	171	22,941	50,087	458
Pulp & Paper	29,066	42,928	677	—	—	—	29,066	42,928	677
Intermodal**	218	2,404	91	25,980	17,243	1,507	26,198	19,647	1,333
Lumber & Forest Products	19,200	32,375	593	—	—	—	19,200	32,375	593
Petroleum Products	16,069	27,677	581	388	76	5,105	16,457	27,753	593
Food or Kindred Products	8,607	14,916	577	—	—	—	8,607	14,916	577
Autos & Auto Parts	6,748	9,512	709	—	—	—	6,748	9,512	709
Waste	5,546	10,999	504	—	—	—	5,546	10,999	504
Other	4,459	16,415	272	—	—	—	4,459	16,415	272
Totals	$230,844	415,067	$556	$66,656	56,839	$1,173	$297,500	471,906	$630
* Includes carload and intermodal units
** Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2014		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$1,251,941	76.4%	$1,177,364	75.1%
Non-freight	387,071	23.6%	391,279	24.9%
Total revenues	$1,639,012	100.0%	$1,568,643	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$471,713	28.8%	$441,312	28.1%
Equipment rents	82,730	5.0%	77,595	4.9%
Purchased services	98,704	6.0%	122,584	7.8%
Depreciation and amortization	157,081	9.6%	141,644	9.0%
Diesel fuel used in operations	149,047	9.1%	147,172	9.4%
Casualties and insurance	41,568	2.5%	38,564	2.5%
Materials	78,624	4.8%	76,454	4.9%
Trackage rights	53,783	3.3%	50,911	3.2%
Net gain on sale of assets	(5,100)	(0.3)%	(4,677)	(0.3)%
Other expenses	89,291	5.5%	96,896	6.3%
Total operating expenses	$1,217,441	74.3%	$1,188,455	75.8%

Functional Classification
Transportation	$462,272	28.2%	$443,552	28.3%
Maintenance of ways and structures	174,716	10.7%	164,641	10.5%
Maintenance of equipment	173,212	10.6%	164,349	10.5%
General and administrative	231,725	14.1%	239,927	15.3%
Construction costs	23,535	1.4%	39,019	2.5%
Net gain on sale of assets	(5,100)	(0.3)%	(4,677)	(0.3)%
Depreciation and amortization	157,081	9.6%	141,644	9.0%
Total operating expenses	$1,217,441	74.3%	$1,188,455	75.8%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Twelve Months Ended December 31, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$1,008,236	76.0%	$243,705	77.8%	$1,251,941	76.4%
Non-freight	317,594	24.0%	69,477	22.2%	387,071	23.6%
Total revenues	1,325,830	100.0%	313,182	100.0%	1,639,012	100.0%
Operating expenses:
Labor and benefits	400,497	30.2%	71,216	22.7%	471,713	28.8%
Equipment rents	72,757	5.5%	9,973	3.2%	82,730	5.0%
Purchased services	64,696	4.9%	34,008	10.9%	98,704	6.0%
Depreciation and amortization	128,986	9.7%	28,095	8.9%	157,081	9.6%
Diesel fuel used in operations	122,701	9.3%	26,346	8.4%	149,047	9.1%
Casualties and insurance	30,669	2.3%	10,899	3.5%	41,568	2.5%
Materials	70,968	5.4%	7,656	2.4%	78,624	4.8%
Trackage rights	31,688	2.4%	22,095	7.1%	53,783	3.3%
Net gain on sale of assets	(4,668)	(0.4)%	(432)	(0.1)%	(5,100)	(0.3)%
Other expenses	76,976	5.8%	12,315	3.9%	89,291	5.5%
Total operating expenses	995,270	75.1%	222,171	70.9%	1,217,441	74.3%
Income from operations	$330,560		$91,011		$421,571
Carloads	1,779,157		227,894		2,007,051
Net expenditures for additions to property & equipment	$280,657		$25,064		$305,721
Twelve Months Ended December 31, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$917,971	73.8%	$259,393	79.9%	$1,177,364	75.1%
Non-freight	325,876	26.2%	65,403	20.1%	391,279	24.9%
Total revenues	1,243,847	100.0%	324,796	100.0%	1,568,643	100.0%
Operating expenses:
Labor and benefits	374,935	30.1%	66,377	20.4%	441,312	28.1%
Equipment rents	67,296	5.4%	10,299	3.2%	77,595	4.9%
Purchased services	70,339	5.7%	52,245	16.1%	122,584	7.8%
Depreciation and amortization	114,542	9.2%	27,102	8.4%	141,644	9.0%
Diesel fuel used in operations	116,204	9.3%	30,968	9.5%	147,172	9.4%
Casualties and insurance	28,185	2.3%	10,379	3.2%	38,564	2.5%
Materials	73,724	5.9%	2,730	0.8%	76,454	4.9%
Trackage rights	29,595	2.4%	21,316	6.6%	50,911	3.2%
Net gain on sale of assets	(4,491)	(0.4)%	(186)	(0.1)%	(4,677)	(0.3)%
Other expenses	89,396	7.3%	7,500	2.3%	96,896	6.3%
Total operating expenses	959,725	77.2%	228,730	70.4%	1,188,455	75.8%
Income from operations	$284,122		$96,066		$380,188
Carloads	1,649,914		236,098		1,886,012
Net expenditures for additions to property & equipment	$163,545		$51,860		$215,405

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Twelve Months Ended December 31, 2014	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$121,265	210,316	$577	$32,003	54,184	$591	$153,268	264,500	$579
Chemicals & Plastics	136,492	169,160	807	—	—	—	136,492	169,160	807
Metals	131,161	184,264	712	—	—	—	131,161	184,264	712
Metallic Ores*	17,795	22,123	804	109,439	56,542	1,936	127,234	78,665	1,617
Coal & Coke	126,377	355,762	355	—	—	—	126,377	355,762	355
Minerals & Stone	112,999	194,335	581	8,921	53,407	167	121,920	247,742	492
Pulp & Paper	117,299	174,942	671	—	—	—	117,299	174,942	671
Intermodal**	390	3,442	113	91,895	63,475	1,448	92,285	66,917	1,379
Lumber & Forest Products	82,271	136,768	602	—	—	—	82,271	136,768	602
Petroleum Products	63,051	104,672	602	1,447	286	5,059	64,498	104,958	615
Food or Kindred Products	35,534	60,741	585	—	—	—	35,534	60,741	585
Autos & Auto Parts	23,619	34,470	685	—	—	—	23,619	34,470	685
Waste	18,449	39,994	461	—	—	—	18,449	39,994	461
Other	21,534	88,168	244	—	—	—	21,534	88,168	244
Totals	$1,008,236	1,779,157	$567	$243,705	227,894	$1,069	$1,251,941	2,007,051	$624

Twelve Months Ended December 31, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$90,272	179,083	$504	$40,305	61,757	$653	$130,577	240,840	$542
Chemicals & Plastics	128,935	163,123	790	—	—	—	128,935	163,123	790
Metals	127,769	175,636	727	—	—	—	127,769	175,636	727
Metallic Ores*	16,602	20,231	821	109,326	52,135	2,097	125,928	72,366	1,740
Coal & Coke	110,836	323,500	343	—	—	—	110,836	323,500	343
Minerals & Stone	86,627	162,401	533	10,144	56,762	179	96,771	219,163	442
Pulp & Paper	112,663	169,708	664	—	—	—	112,663	169,708	664
Intermodal**	871	8,518	102	97,888	65,148	1,503	98,759	73,666	1,341
Lumber & Forest Products	79,035	133,649	591	—	—	—	79,035	133,649	591
Petroleum Products	63,493	108,605	585	1,730	296	5,845	65,223	108,901	599
Food or Kindred Products	31,982	55,084	581	—	—	—	31,982	55,084	581
Autos & Auto Parts	26,415	36,510	724	—	—	—	26,415	36,510	724
Waste	22,750	43,166	527	—	—	—	22,750	43,166	527
Other	19,721	70,700	279	—	—	—	19,721	70,700	279
Totals	$917,971	1,649,914	$556	$259,393	236,098	$1,099	$1,177,364	1,886,012	$624
* Includes carload and intermodal units
** Represents intermodal units

Non-GAAP Financial Measures

This earnings release contains references to adjusted income from operations, adjusted operating ratio, adjusted income before income taxes, adjusted net income, adjusted diluted earnings per common share, and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Income from Operations and Adjusted Operating Ratios

	Three Months Ended
	December 31,
	2014	2013
Operating revenues	$415.6	$391.7
Operating expenses	302.2	296.8
Income from operations (a)	$113.5	$94.8
Operating ratio (b)	72.7%	75.8%

Operating expenses	$302.2	$296.8
Business development and related costs	(1.6)	(1.2)
RailAmerica integration/acquisition costs	—	(1.0)
Net gain on sale of assets	1.7	1.3
Adjusted operating expenses	$302.2	$295.9

Adjusted income from operations	$113.4	$95.7
Adjusted operating ratio	72.7%	75.6%

(a)	Income from operations is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Income Before Income Taxes, Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended December 31, 2014	Income Before Income Taxes	Net Income	Diluted Earnings Per Common Share
As reported	$102.3	$87.6	$1.53
Add back certain items:
Business development and related costs	1.6	1.0	0.02
Net gain on sale of assets	(1.7)	(1.0)	(0.02)
2014 Short Line Tax Credit	—	(27.0)	(0.47)
Application of full year effective tax rate to Q1 - Q3 2014 results	—	3.5	0.06
As adjusted	$102.3	$64.0	$1.12

Three Months Ended December 31, 2013	Income Before Income Taxes	Net Income	Diluted Earnings Per Common Share
As reported	$81.9	$58.1	$1.03
Add back certain items:
Business development and related costs	1.2	0.7	0.01
RailAmerica integration/acquisition costs	1.0	0.6	0.01
Net gain on sale of assets	(1.3)	(0.8)	(0.01)
Valuation allowance on FTC	—	2.0	0.03
2013 Short Line Tax Credit	—	(7.6)	(0.13)
As adjusted	$82.8	$53.0	$0.94

Twelve Months Ended December 31, 2014	Income Before Income Taxes	Net Income	Diluted Earnings Per Common Share

As reported	$368.1	$261.0	$4.58
Add back certain items:
Business development and related costs	5.2	3.2	0.06
Credit facility refinancing-related costs	4.7	2.9	0.05
Net gain on sale of assets	(5.1)	(3.5)	(0.06)
2014 Short Line Tax Credit	—	(27.0)	(0.47)
RailAmerica-related tax benefit	—	(3.9)	(0.07)
Adjustments for tax returns from previous fiscal year	—	0.7	0.01
As adjusted	$372.8	$233.5	$4.10

Twelve Months Ended December 31, 2013	Income Before Income Taxes	Net Income	Diluted Earnings/(Loss) Per Common Share
As reported	$318.4	$272.1	$4.79
Add back certain items:
Business development and related costs	2.2	1.4	0.03
RailAmerica integration/acquisition costs	17.0	10.7	0.19
Net gain on sale of assets	(4.7)	(3.2)	(0.06)
Retroactive Short Line Tax Credit for 2012	—	(41.0)	(0.72)
2013 Short Line Tax Credit	—	(25.9)	(0.46)
Valuation allowance on FTC	—	2.0	0.03
Adjustment for tax returns from previous fiscal year	—	(1.4)	(0.02)
As adjusted	$332.9	$214.7	$3.78

Free Cash Flow

		Twelve Months Ended December 31,
		2014	2013
Net cash provided by operating activities		$491.5	$413.5
Net cash used in investing activities (a)		(509.8)	(208.7)
Net cash used for acquisitions		221.5	12.9
Free cash flow		$203.1	$217.6

(a)	The twelve months ended December 31, 2014 and 2013 includes $92.9 million and $34.2 million, respectively, of new business investments.

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com